UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2019

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue, 28th Floor

New York, NY 10022

(Address of principal executive offices)

(Zip Code)

(646) 519-2456

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Focus Financial Partners Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2019 in Melville, New York for the following purposes: (1) to elect three directors to serve as Class I directors on the Company’s board of directors until the 2022 Annual Meeting of Stockholders, or until their successors are elected and qualified and (2) to ratify the selection by the Company’s audit committee of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Each of these items is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2019.

Proposal 1 — Election of Class I Directors

Each of the three nominees for Class I director was duly elected by the Company’s stockholders, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Ruediger Adolf	58,250,714	3,153,084	3,600,553
James D. Carey	60,405,599	998,199	3,600,553
Christopher J. Harrington	60,240,909	1,162,889	3,600,553

Proposal 2 — Ratification of Selection of the Company’s Independent Registered Public Accounting Firm

The selection by the Company’s audit committee of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was ratified by the Company’s stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
64,844,924	158,334	1,093	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

	By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: May 30, 2019